Taylor Morrison Home Corporation

Public Offering of Class A Common Stock

March 22, 2017

CREDIT SUISSE SECURITIES (USA) LLC

as Representative of the several Underwriters,

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Ladies and Gentlemen:

This letter agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), TMM Holdings II Limited Partnership, a limited partnership organized under the laws of the Cayman Islands, and you as representative of a group of Underwriters named therein relating to an underwritten public offering of Class A common stock (the “Class A Common Stock”) of the Company (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Credit Suisse Securities (USA) LLC (on behalf of the Underwriters), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including by causing the Company to file a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of Class A Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for such Class A Common Stock, including any limited partnership interests of TMM Holdings II Limited Partnership or any shares of Class B common stock of the Company (collectively, the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until the date that is 60 days after the date of the Underwriting Agreement (the “Lock-Up Period”), in each case other than with respect to (i) sales of Lock-Up Securities by the undersigned pursuant to the Underwriting Agreement, (ii) sales of Lock-Up Securities to the Company to be purchased with the proceeds of the Offering as described in the prospectus relating to the Offering, (iii) the establishment and/or increase of a put equivalent position with the Company with respect to, and the related transfers of, Lock-Up Securities to the Company for cash received in the Offering to the extent described in the prospectus relating to the

Offering, (iv) distributions of Lock-Up Securities to limited or general partners, members, stockholders or to direct or indirect affiliates of the undersigned, including funds or other entities under common control or management with the undersigned; provided that such distributions shall not involve a disposition for value, (v) transfers of Lock-Up Securities to any immediate family member, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or any of their successors upon death or any partnership or limited liability company the partners or members of which consist of the undersigned and one or more members of the undersigned’s immediately family (for purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); provided that such transfers shall not involve a disposition for value, (vi) transfers of Lock-Up Securities to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent, (vii) transfers of Lock-Up Securities as bona fide gifts, (viii) transfers of Lock-Up Securities pursuant to any Rule 10b5-1 trading plan established prior to the date hereof and (ix) transfers of Lock-Up Securities to the Company for the primary purposes of satisfying any tax or other governmental withholding obligation with respect to Lock-Up Securities issued upon the exercise of an option or warrant (or upon the exchange of another security or securities), or issued under an employee equity or benefit plan; provided that, in each case, (a) such transfers are not required to be reported in any public report or filing with the SEC or otherwise (including any filing on Form 4 under Section 16(a) of the Securities and Exchange Act of 1934) (other than, (A) any such filings made on Form 4 solely in connection with transfers described in clauses (ii) and (iii) or (B) with respect to transfers described in clause (ix), such filings made on Form 4 under transaction code “F”) and (b) the undersigned does not otherwise voluntarily effect any public filing regarding such transfers, in each case during the Lock-Up Period; provided further that in the case of a transfer, pledge or distribution pursuant to clause (iv), (v), (vi) or (vii) each transferee, pledgee or distributee (if not already party to a lock-up agreement similar to this letter agreement) shall execute and deliver to Credit Suisse Securities (USA) LLC a lock-up agreement in the form of this letter agreement whereby such transferee, pledgee or distribute agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter agreement for the duration that such restrictions remain in effect at the time of transfer. This letter agreement shall not apply to any sale or other transfer by the undersigned of shares of Class A Common Stock acquired by the undersigned in open market purchases following the consummation of the Offering so long as (a) such sales or transfers are not required to be reported in any public report or filing with the SEC or otherwise and (b) the undersigned does not otherwise voluntarily effect any public filing regarding such sales or transfers, in each case during the Lock-Up Period.

Nothing in this letter agreement shall prohibit any party hereto from converting or exchanging any Lock-Up Securities of the Company (including shares of Class B Common Stock) and/or equity interests of TMM Holdings II Limited Partnership held by it into equity securities of the Company, which equity securities shall be subject to the terms of this letter agreement.

In addition, nothing in this letter agreement shall prohibit the undersigned from establishing a Rule 10b5-1 trading plan during the Lock-Up Period; provided that (a) no transactions thereunder are made until after the expiration of the Lock-Up Period and (b) no public disclosure of such plan shall be required or voluntarily made until after the expiration of the Lock-Up Period.

Notwithstanding any other provision contained herein, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Lock-Up Securities to a bona fide third party pursuant to a tender offer for securities of the Company or any other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with any such transaction, or vote any Lock-Up Securities in favor of any such transaction); provided, that all Lock-Up Securities subject to this letter agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this letter agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Lock-Up Securities subject to this letter agreement shall remain subject to the restrictions herein.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

If (i) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, (ii) you receive written notification from the Company, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Offering, (iii) the Company files an application with the SEC to withdraw the registration statement relating to the Offering or (iv) the Offering is not completed by April 30, 2017, the agreement set forth above shall likewise be terminated.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of NewYork.

Very truly yours,
TPG TMM Holdings II, L.P.
By: TPG TMM Holdings II GP, ULC, its general partner
By: /s/ Michael LaGatta Name: Michael LaGatta Title: Vice President

[Signature page to lock-up letter agreement]